UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 21, 2016

SOUTHWESTERN ENERGY COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-08246	71-0205415
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

10000 Energy Drive

Spring, Texas 77389

(Address of principal executive office) (Zip Code)

(832) 796-1000

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 2—Financial Information

Item 2.05 Costs Associated with Exit or Disposal Activities.

On January 21, 2016, Southwestern Energy Company (the “Company”) notified employees of a workforce reduction plan. Affected employees are being offered a severance package, which includes a one-time cash payment depending on length of service and, if applicable, amendments to outstanding equity awards to modify forfeiture provisions on separation from the Company. Some affected employees are being offered the opportunity to accept reduced roles with the Company. The Company expects the plan to be substantially implemented by the end of the first quarter of 2016.

The Company expects to record a pre-tax charge to earnings in the first quarter of 2016 ranging from approximately $60 to $70 million, including the following:

•	one-time cash severance payments and payment of taxes totaling approximately $45 to $50 million and
•	costs associated with the elimination of service requirements for equity awards to certain terminated employees of approximately $15 to $20 million.

Each range of charges is an estimate. The actual charge may vary based on various factors, including the number of affected employees who accept different jobs with the Company.

SECTION 7—Regulation FD

Item 7.01 Regulation FD Disclosure.

In accordance with General Instruction B.2. of Form 8-K, the following information shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

The 2016 workforce reduction will affect more than 1,100 employees and follows a smaller reduction that occurred during the third quarter of 2015, the one-time costs of which were immaterial and were reflected in the financial statements for that period. Together, these reductions are expected to decrease current costs of the Company by approximately $150 to $175 million on an annual basis, exclusive of the one-time termination benefits; a portion of these savings represent costs that would have been capitalized rather than expensed. The workforce reductions result primarily from anticipated lower drilling activity. At the start of 2016, the Company had no drilling rigs in operation but has not finalized its capital budget and operating plan for the year.

Disclaimer on Forward-looking Statements

This current report on Form 8-K contains forward-looking statements. Forward-looking statements relate to future events and anticipated results of operations, business strategies, and other aspects of our operations or operating results. In many cases you can identify forward-looking statements by terminology such as “anticipate,” “intend,” “project,” “estimate,” “continue,” “potential,” “should,” “could,” “may,” “will,” “objective,” “guidance,” “outlook,” “effort,” “expect,” “believe,” “predict,” “budget,” “projection,” “goal,” “plan,” “forecast,” “target” or similar words. Statements may be forward looking even in the absence of these particular words. Where, in any forward-looking statement, the company expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, there can be no assurance that such expectation or belief will result or be achieved. The actual results of operations can and will be affected by a variety of risks and other matters including, but not limited to, changes in commodity prices; changes in expected levels of natural gas and oil reserves or production; operating hazards, drilling risks, unsuccessful exploratory activities; limited access to capital or significantly higher cost of capital related to illiquidity or uncertainty in the domestic or international financial markets; international monetary conditions; unexpected cost increases; potential liability for remedial actions under existing or future environmental regulations; potential liability resulting from pending or future litigation; and general domestic and international economic and political conditions; as well as changes in tax, environmental and other laws applicable to our business. Other factors that could cause actual results to differ materially from those described in the forward-looking statements include other economic, business, competitive and/or regulatory factors affecting our business generally as set forth in our filings with the Securities and Exchange Commission. Unless legally required, the Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWESTERN ENERGY COMPANY

Dated: January 21, 2016	By:	/s/ John C. Ale
		Name:	John C. Ale
		Title:	Senior Vice President, General Counsel and Secretary